Exhibit 99.1

FOR IMMEDIATE RELEASE:

July 29, 2008

Media Contact:

Kirstie Burden, Overstock.com, Inc.

+1 (801) 947-3116

kburden@overstock.com

Investor Contact:

Kevin Moon, Overstock.com, Inc.

+1 (801) 947-3282

kmoon@overstock.com

Overstock.com Appoints Jonathan Johnson as President

SALT LAKE CITY — Overstock.com, Inc. (Nasdaq: OSTK) reported today that it has appointed Jonathan E. Johnson III as president of the company.  Johnson’s duties will include supervision of executives responsible for legal affairs, finance, SEC compliance, investor relations, government relations, facilities, administrative, and eventually, human capital management.

“Jonathan has developed into a tremendous asset for our team,” said Patrick Byrne, chairman and CEO of Overstock.com.  “He has gone from simply providing adult supervision for me, to being a fine, aggressive contributor across many facets of our firm’s operations.  He has grown from being the lawyer working in business to a businessman who happens to be trained in the law.”

Johnson, 42, joined the company in September 2002 and has been serving as the company’s senior vice president, corporate affairs and legal.  He was previously the company’s general counsel.  Before joining Overstock.com, Johnson was with TenFold Corporation in various positions, including general counsel, executive vice president and chief financial officer.  Jonathan also practiced law in the Los Angeles offices of the New York-based law firm of Milbank, Tweed, Hadley & McCloy and the San Francisco-based law firm of Graham & James where his practice focused on mergers and acquisitions, securities offerings, international transactions and general corporate work.

About Overstock.com

Overstock.com, Inc. is an online retailer offering brand-name merchandise at discount prices.  The company offers its customers an opportunity to shop for bargains conveniently, while offering its suppliers an alternative inventory distribution channel.  Overstock.com, headquartered in Salt Lake City, is a publicly traded company listed on the NASDAQ Global Market System and can be found online at http://www.overstock.com.

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Overstock.com® is a registered trademark of Overstock.com, Inc.  All other trademarks are the property of their respective owners.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, statements regarding areas of the business that Johnson will manage. Our Form 10-K for the year ended December 31, 2007, our subsequent quarterly reports on Form 10-Q, or any amendments thereto, and our other subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in our projections, estimates or forward-looking statements.